EXHIBIT 23.1

       Billie J. Allred
       Certified Public Accountant

       Suite 490 Southwest Business Center
       4500 South Lakeshore Drive
       Tempe, Arizona 85282
       Tel. (602) 820-2092
       Fax  (602) 820-4584



       January 16, 1996


       I hereby consent to include my name in the S8 registration of the Employee Stock Option Plan of Alanco Environmental Resources, Inc. It is understood that my name will be incorporated by reference to the corporate 10K filing as of June 30,1995.


       Billie J. Allred
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       Billie J. Allred







































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